Exhibit 99.1

Neustar Resumes Share Repurchase Program

STERLING, Va., Mar. 14, 2012 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, entertainment, advertising and marketing industries, announced today that it will resume its three-year share repurchase program to purchase up to $300 million in value of its Class A common shares. The Company previously announced on July 28, 2010 that its Board of Directors authorized the share repurchase program, which expires on July 28, 2013. As part of this program, the Company has already repurchased approximately 4.4 million shares of stock at a total cost of $114.7 million through a 10b5-1 plan. This 10b5-1 plan was automatically terminated when the Company announced its $250 million modified “Dutch auction” tender offer, which was completed on December 8, 2011. The remaining authorized amount under the Company’s share repurchase program is approximately $185.2 million. Share repurchases may be made through 10b5-1 plans, open market purchases, privately negotiated transactions or otherwise as market conditions warrant, at prices the Company deems appropriate, and subject to applicable legal requirements and other factors.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, entertainment, advertising and marketing industries throughout the world. Neustar applies its advanced, secure technologies in routing, addressing and authentication to its customers’ data to help them identify new revenue opportunities, network efficiencies, and institute cyber security and fraud protection measures. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the Company’s expectations, beliefs and business results in the future. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The Company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the risks and uncertainties arising from the difficulties with the integration process or the realization of the benefits of the TARGUSinfo acquisition; general economic conditions in the regions and industries in which the Company operates; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the Company’s operations, modifications to or terminations of its material contracts, its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses the Company acquires, increasing competition, market acceptance of its existing services, its ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. All forward-looking statements are based on information available to the Company on the date of this press release, and the Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contact Info:

Investor Relations Contact	Media Contact
Dave Angelicchio	Susan Wade
(571) 434-3443	(202) 368-5307
InvestorRelations@neustar.biz	susan.wade@neustar.biz